Financial Institutions Series Trust
Series 1
File Number: 811-3189
CIK Number: 353281
Summit Cash Reserves Fund
For the Period Ending: 5/31/2005

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended May 31, 2005.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

05/06/2005	$400	Stanfield Victoria Finance	5.00%	05/15/2006
05/19/2005	2,096	Windmill Funding Corp	2.98	05/20/2005